EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 3, 2001 appearing in the Annual Report on page F-2 of Form 10-KSB of Odyssey Marine Exploration, Inc. for the year ended February 28, 2001, in the Company's Registration Statements on Form S-8, SEC File No. 333-50325 regarding the 1997 Stock Option Plan and SEC File No. 333-50343 regarding the Consulting
Agreement; and in the Company's Registration Statement on Form S-3, SEC file No. 333-42842.

/s/ Giunta, Ferlita & Walsh, P.A.

Giunta, Ferlita & Walsh, P.A.
3302 Azeele Street
Tampa, Florida  33609

May 25, 2001